Exhibit 10.9






                 Formica Corporation Employee Retirement Plan
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                          January 1, 1996 Restatement
























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                               TABLE OF CONTENTS



INTRODUCTION..................................................................1

ARTICLE 1
         Definitions..........................................................2
         1.01     "Accrued Benefit"...........................................2
         1.02     "Active Participant"........................................2
         1.03     "Actuarial Equivalent"......................................2
         1.04     "Actuarial Equivalent Value"................................2
         1.05     "Actuary"...................................................2
         1.06     "Adjustment Factor".........................................2
         1.07     "Affiliated Employer".......................................2
         1.08     "American Cyanamid Benefit".................................2
         1.09     "Ancillary Disability Benefit"..............................2
         1.10     "Beneficiary"...............................................2
         1.11     "Benefit Accrual Service"...................................3
         1.12     "Benefit Commencement Date".................................3
         1.13     "Board" or "Board of Directors".............................3
         1.14     "Code"......................................................3
         1.15     "Committee".................................................3
         1.16     "Compensation"..............................................3
         1.17     "Deferred Vested Benefit"...................................3
         1.18     "Defined Benefit Dollar Limitation".........................3
         1.19     "Disability Date"...........................................3
         1.20     "Early Retirement Benefit"..................................3
         1.21     "Early Retirement Date".....................................3
         1.22     "Earnings"..................................................3
         1.23     "Effective Date of this Restatement"........................4
         1.24     "Eligible Employee".........................................4
         1.25     "Employee"..................................................4
         1.26     "Employer"..................................................4
         1.27     "Employment Commencement Date"..............................5
         1.28     "ERISA".....................................................5
         1.29     "Fund"......................................................5
         1.30     "Funding Agent".............................................5
         1.31     "Highly Compensated Employee" and
                    "Highly Compensated Former Employee"......................5


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         1.32     "Hour of Service"...........................................5
         1.33     "Joint Annuitant"...........................................6
         1.34     "Joint and Survivor Annuity"................................6
         1.35     "Leased Employee"...........................................6
         1.36     "Maternity/Paternity Absence"...............................6
         1.37     "Military Service"..........................................6
         1.38     "Named Fiduciary"...........................................7
         1.39     "Normal Retirement Age".....................................7
         1.40     "Normal Retirement Benefit".................................7
         1.41     "Normal Retirement Date" shall..............................7
         1.42     "One-Year Break in Service".................................7
         1.43     "Participant"...............................................7
         1.44     "Plan"......................................................7
         1.45     "Plan Year".................................................7
         1.46     "Postponed Retirement Benefit"..............................8
         1.47     "Postponed Retirement Date".................................8
         1.48     "Predecessor Plan"..........................................8
         1.49     "Qualified Joint and Survivor Annuity"......................8
         1.50     "Reemployment Date".........................................8
         1.51     "Retirement Date"...........................................8
         1.52     "Service"...................................................8
         1.53     "Severance from Service Date"...............................8
         1.54     "Termination"...............................................9
         1.55     "Total and Permanent Disability"............................9
         1.56     "Trust".....................................................9
         1.57     "Trustee"...................................................9
         1.58     "Union Participant".........................................9
         1.59     "Vesting Service"...........................................9
         1.60     "Year of Service", "Year of Vesting Service", or
                    "Year of Benefit Accrual Service".........................9

ARTICLE 2
         Service Counting Rules..............................................11
         2.01     Service....................................................11
         2.02     Service Spanning...........................................11
         2.03     Reemployment After a Severance From Service Date...........11
         2.04     Repayment of Cash-Out......................................11
         2.05     Vesting Service............................................12
         2.06     Benefit Accrual Service....................................12

ARTICLE 3
         Eligibility for Participation and Transfers.........................13


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         3.01     Eligibility to Become a Participant........................13
         3.02     Reemployment...............................................13
         3.03     Termination of Participant Status..........................13
         3.04     Transfer to Another Plan...................................13
         3.05     Transfer from Another Plan: Prohibition of Double Counting.13

ARTICLE 4
         Retirement Eligibility andSuspension of Benefits....................14
         4.01     Retirement.................................................14
         4.02     Suspension of Benefits - Postponed Retirement..............14
         4.03     Suspension of Benefits - Rehires...........................14
         4.04     Suspension of Benefit Notice...............................14
         4.05     Section 203(a)(3)(B) Service...............................14
         4.06     Recommencement of Benefits.................................15
         4.07     Required Commencement at Age 70 2..........................15
         4.08     Required Commencement - Conditions.........................15

ARTICLE 5
         Amount of Retirement Benefit........................................16
         5.01     Normal Retirement Benefit..................................16
         5.02     Postponed Retirement Benefit...............................18
         5.03     Early Retirement Benefit...................................18
         5.04     Disability Benefit.........................................18
         5.05     Accrued Benefit............................................20
         5.06     (a)      Deferred Vested Benefit...........................20
                  (b)      Deferred Vested Benefit - Early Commencement......20
         5.07     Adjustment for Suspension of Benefits......................20
         5.08     Special Termination Benefits...............................20

ARTICLE 6
         Required Benefit Limitations........................................22
         6.01     Code Section 415 Limits....................................22
         6.02     Special Limitation for 25 Highest-Paid Employees...........23
         6.03     Exceptions To Special Limitation...........................23
         6.04     Distributions Allowed if Security Furnished................23
         6.05     Plan Termination Limit.....................................24
         6.06     Highly Compensated Employee or Former Employee.............24
         6.07     Definitions................................................25
         6.08     Family Aggregation.........................................25
         6.09     Family Benefits............................................26
         6.10     Family Members.............................................26


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ARTICLE 7
         Vesting.............................................................27
         7.01     General Rule...............................................27
         7.02     Vesting at Normal Retirement Age...........................27
         7.03     Vested Portion.............................................27
         7.04     Vesting upon Plan Termination..............................27

ARTICLE 8
         Preretirement Death Benefits........................................28
         8.01     Automatic Preretirement Spousal Death Benefit..............28
         8.02     Automatic Preretirement Death Benefit......................29

ARTICLE 9
         Forms of Benefit....................................................30
         9.01     Qualified Joint and Survivor Annuity.......................30
         9.02     Involuntary Lump Sum Payment...............................30
         9.03     Right to Elect.............................................30
         9.04     Election of Forms..........................................30
         9.05     Optional Forms of Retirement Benefit.......................31
         9.06     Beneficiary................................................32
         9.07     Eligible Rollover Distributions............................32

ARTICLE 10
         Funding.............................................................34
         10.01    Funding Agreement..........................................34
         10.02    Non-Diversion of the Fund..................................34

ARTICLE 11
         Plan Administration.................................................35
         11.01    Appointment of Committee...................................35
         11.02    Powers and Duties..........................................35
         11.03    Actions by the Committee...................................36
         11.04    Interested Committee Members...............................37
         11.05    Indemnification............................................37
         11.06    Conclusiveness of Action...................................37
         11.07    Payment of Expenses........................................37
         11.08    Claim Procedure............................................37

ARTICLE 12
         Funding Policy and Contributions....................................39


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         12.01    Employer Contributions.....................................39
         12.02    Participant Contributions..................................39
         12.03    Contingent Nature of Contributions.........................39

ARTICLE 13
         Amendment, Termination and Merger of the Plan.......................40
         13.01    Right to Amend the Plan....................................40
         13.02    Right to Terminate the Plan................................40
         13.03    Allocation of Assets and Surplus...........................40
         13.04    Plan Mergers, Consolidations and Transfers.................40
         13.05    Amendment of Vesting Schedule..............................41

ARTICLE 14
         Top-Heavy Plan Provisions...........................................42
         14.01    General Rule...............................................42
         14.02    Vesting Provision..........................................42
         14.03    Minimum Benefit Provision..................................42
         14.04    Change in 415(e) Limits....................................43
         14.05    Coordination with Other Plans..............................43
         14.06    Top-Heavy and Super Top-Heavy Plan Definition..............43
         14.07    Key Employee...............................................46
         14.08    Non-Key Employee...........................................47
         14.09    Collective Bargaining Rules................................47

ARTICLE 15
         Miscellaneous.......................................................48
         15.01    Limitation on Distributions................................48
         15.02    Limitation on Reversion of Contributions...................48
         15.03    Voluntary Plan.............................................48
         15.04    Nonalienation of Benefits..................................49
         15.05    Inability to Receive Benefits..............................49
         15.06    Missing Persons............................................49
         15.07    Limitation of Third Party Rights...........................49
         15.08    Invalid Provisions.........................................49
         15.09    One Plan...................................................50
         15.10    Use and Form of Words......................................50
         15.11    Headings...................................................50
         15.12    Governing Law..............................................50


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INTRODUCTION


The Formica Corporation Employee Retirement Plan (the "Plan") as stated herein and as in effect January 1, 1996, is an amendment and restatement of the Plan as was in effect May 30, 1985, and subsequently restated effective January 1, 1990.

The provisions of this plan supersede Predecessor Plan provisions for all persons in the employment of the Employer at any time on or after the Effective Date of this Restatement and of all persons claiming through, under, or against such persons. The provisions of the Plan as in effect immediately prior to the Effective Date of this Restatement shall govern Participants who ceased to be employed as Eligible Employees, by retirement or otherwise, prior to the Effective Date of this Restatement and of all persons claiming through, under or against such Participants. The preceding sentence shall not apply to the extent that applying the provisions of the Plan as in effect immediately prior to the Effective Date of this Restatement to such Participants would violate the "Employee Retirement Income Security Act of 1974" (ERISA), or any other applicable law, would result in disqualification of this Plan, or would require inconsistent administrative practices, in which case the provisions of this Plan shall apply.

The Plan is intended to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended. It is further intended that the Plan also conform to the requirements of Title I of ERISA, as amended from time to time.


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                                   ARTICLE 1
                                  Definitions

1.01 "Accrued Benefit" shall mean the amount of annual pension benefit, payable as a straight life annuity, commencing at Normal Retirement Age, as shall be considered accrued at any time for a Participant in accordance with the provisions of Article 5.

1.02 "Active Participant" means a Participant still actively employed as an Eligible Employee.

1.03 "Actuarial Equivalent" shall mean a benefit or amount having the same Actuarial Equivalent Value as an Accrued Benefit or other applicable benefit.

1.04 "Actuarial Equivalent Value" shall mean the single sum present value of an Accrued Benefit or other applicable benefit, where values are calculated under generally accepted actuarial methods and using the applicable tables, interest rates and other factors described in Appendix A of this Plan.

1.05 "Actuary" shall mean that individual who is an "enrolled actuary" as defined in Section 7701(a)(35) of the Code or that firm of actuaries which has on its staff such an actuary, appointed by the Committee.

1.06 "Adjustment Factor" shall mean the cost of living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code, applied to such items and in such manner as the Secretary shall prescribe.

1.07 "Affiliated Employer" means the Formica Corporation and any other entity which is a member of a "controlled group of corporations," a group under "common control," or an "affiliated service group" with the Formica Corporation, all as determined under Code Sections 414(b), (c), (m), (o), or, solely for purposes of Section 6.01, the rules set forth in Code Section 415(h).

1.08 "American Cyanamid Benefit" shall mean the annual retirement benefit, if any, payable to a Participant as a straight life annuity from the American Cyanamid Company Employees Retirement Plan based on service through May 29, 1985.

1.09 "Ancillary Disability Benefit" shall mean the benefit to which a Participant would be entitled under the Plan in the event of his Total and Permanent Disability, as calculated in accordance with
         Article 5.

1.10 "Beneficiary" shall mean that person or persons or entity or entities (including a trust) or estate that shall be entitled to receive benefits payable pursuant to the provisions of this Plan by virtue of a Participant's death, pursuant to the provisions of Article 8 or 9.


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1.11     "Benefit Accrual Service" shall mean the period of service of a
         Participant which is used to calculate the amount of the Participant's Accrued Benefit, determined in accordance with Article 2.

1.12 "Benefit Commencement Date" shall mean the first day of the first period (e.g. month, quarter, year) for which a benefit is payable to an individual, even though the first payment may not actually have been made at that date.

1.13 "Board" or "Board of Directors" shall mean the Board of Directors of the Formica Corporation, except that any action which could be taken by the Board may also be taken by a duly authorized committee of the Board.

1.14 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

1.15 "Committee" shall mean the committee of individuals appointed by the Board to be responsible for the operations and administration of the Plan in accordance with the provisions of Article 11.

1.16 "Compensation" shall mean wages as defined in Code Section 3401 (a) for purposes of income tax withholding at the source, but without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed.

1.17 "Deferred Vested Benefit" shall mean the benefit to which a vested Participant would be entitled after his Severance from Service Date, as calculated in accordance with Article 5.

1.18 "Defined Benefit Dollar Limitation" shall mean the limitation set forth in Section 415(b)(1) of the Code.

1.19 "Disability Date" shall mean the first day of the month coincident with or next following the date on which an Active Participant meets the requirements of Section 5.04.

1.20 "Early Retirement Benefit" shall mean the benefit to which a Participant would be entitled in the event of retirement prior to his Normal Retirement Date, as calculated in accordance with Article 5.


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1.21     "Early Retirement Date" shall mean the first day of the calendar month coincident with or next following the Participant's Severance from Service Date, if such date is earlier than the Participant's Normal Retirement Date, provided that the Participant has attained age 55 and has completed five (5) Years of Service by his Severance from Service Date.

1.22 "Earnings" shall mean, with respect to periods on or after the Effective Date of this Restatement, the total of all payments made by an Employer to an Employee for services rendered to the Employer, including bonuses or annual management incentives and quarterly, semi-annual and annual sales incentives, commissions, overtime pay and shift differentials and any elective deferrals made by an Employee pursuant to a salary reduction election under Code Section 125 or 401(k), but excluding expense reimbursements, severance awards, long-term incentive payments, special sales incentive prizes, relocation allowances, suggestion awards, recruitment awards, tuition assistance and any Employer contributions to any employee benefit plan.

         Earnings with respect to periods prior to the Effective Date of this Restatement shall mean annual earnings as determined under the Predecessor Plan for such periods.

         The maximum amount of Earnings that may be taken into account in a Plan Year shall not exceed the dollar limitation contained in Code
         Section 401(a)(17) in effect for the beginning of the Plan Year.

1.23     "Effective Date of this Restatement" shall mean January 1, 1996.

1.24 "Eligible Employee" shall mean an Employee who is employed by an Employer and who works in the United States of America but does not include a person whose terms and conditions of employment are the subject of a collective bargaining agreement between an Employer and a collective bargaining agent unless and until participation in the Plan shall have been negotiated for and agreed to in writing by the representatives of such Employer and the collective bargaining agent. The Administrator may from time to time make some or all of the Employees who work outside of the United States of America, but who otherwise would be eligible to participate in the Plan, Eligible Employees on such terms and conditions as the Administrator may determine in accordance with the provisions of the Code.

         The term "Eligible Employee" shall not include the following: (1) a Leased Employee; (2) an Employee who is newly employed by the Employer on or after April 21, 1992 at the Employer's Evendale, Ohio plant and whose terms and conditions of employment are subject to a collective bargaining agreement between the Employer and a collective bargaining agent; or (3) an Employee who is accruing benefits under any other pension plans sponsored by an Affiliated Employer, including any such plans sponsored in the


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         United States or in any other country, as determined by the Formica
         Corporation in a consistent and nondiscriminatory fashion.

1.25 "Employee" shall include any person who is a common-law employee or a Leased Employee of an Affiliated Employer.

1.26 "Employer" shall mean the Formica Corporation and any other Affiliated Employer which, with the consent of the Board, shall adopt this Plan as to some or all of its Employees. "Employer" when used in this Plan shall refer to such adopting entities either individually or collectively, as the context may require.

1.27 "Employment Commencement Date" shall mean the date on which the Employee first is credited with an Hour of Service.

1.28 "ERISA" shall mean the Employee Retirement Income Security Act of 1974 (Public Law #93-406), as amended from time to time.

1.29 "Fund" shall mean any fund provided for in a trust arrangement or an insurance contract or a combination of both, which is held by a Funding Agent, to which contributions under the Plan may be made, and out of which benefits may be paid to the Participants or otherwise provided for.

1.30 "Funding Agent" shall mean a Trustee or insurance company or any duly appointed successor or successors selected to hold a Fund.

1.31 "Highly Compensated Employee" and "Highly Compensated Former Employee" shall mean an Employee who is determined to be a Highly Compensated Employee or Highly Compensated Former Employee under the provisions of Article 6 of this plan.

1.32     "Hour of Service" shall mean the following:

         (a) Each hour for which a person is directly or indirectly paid, or entitled to payment, by an Affiliated Employer for the performance of duties. These hours shall be credited to the person during the appropriate computation period in which the duties are performed;

         (b) Each hour for which a person is directly or indirectly paid, or entitled to payment, by an Affiliated Employer for reasons other than for the performance of duties (such as vacation, holiday, illness, incapacity including disability, jury duty, military duty, leave of absence or layoff). These hours shall be credited to the person during the computation period in which the nonperformance of duties


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                  occurs, but the total credit for any single continuous
                  period during which the person performs no duties (whether or not in a single computation period) of such hours shall not exceed 501 hours, unless the person performs no duties because of Military Service. The computation of non-work hours described in this subsection will be computed in accordance with the provisions of the Department of Labor Regulation Section 2530.200b-2;

         (c) Each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by an Affiliated Employer. These hours will be credited to the person for the Plan Year to which the award or agreement pertains; and

         (d) Each hour for which a person is not paid or entitled to payment but during which he normally would have performed duties for an Affiliated Employer during any period during which he is on Military Service.

1.33 "Joint Annuitant" shall mean the Beneficiary who will receive retirement benefits after the death of the Participant based on the provisions of a Joint and Survivor Annuity, as described in Article 9.

1.34 "Joint and Survivor Annuity" shall mean a retirement benefit under which equal monthly installments are payable during the joint lifetimes of the retired Participant and the Joint Annuitant, and under which, upon the earlier death of the retired Participant, the same amount, or an amount not less than 10% nor more than 100%, in increments of 10%, as elected by the Participant prior to his Benefit Commencement Date, continues to be paid to the Joint Annuitant for the Joint Annuitant's lifetime.

1.35 "Leased Employee" means any person who renders personal services to an Affiliated Employer and who is described in Section 414(n)(2) of the Code by reason of providing such services, other than a person described in Section 414(n)(5) of the Code.

1.36 'Maternity/Paternity Absence" shall mean an absence (a) by reason of the pregnancy of the Employee; (b) by reason of the birth of a child of the Employee; (c) by reason of the placement of a child with the Employee in connection with adoption; or (d) for purposes of caring for such a child for a period immediately following such birth or placement. No Service shall be granted for a Maternity/Paternity Absence unless the Employee furnishes to the Committee such information, as determined by the Committee, as is necessary to substantiate that the Employee's absence from work is for one or more of the reasons described in (a) through (d) above and the period of time for which there was such an absence.

1.37 "Military Service" shall mean a leave of absence from active employment during which the Eligible Employee is in the armed forces of the United States of America under circumstances which entitle him to reemployment and other related rights under any applicable Federal law, provided the Eligible Employee reenters the employ of an Affiliated Employer within the period during which his reemployment rights are protected by such law without any intervening employment elsewhere. In the event a person in Military Service fails to return to the employ of an Affiliated Employer, as provided herein, he shall be considered as having terminated his employment as of the commencement of such Military Service.


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1.38     "Named Fiduciary" shall mean a fiduciary designated as such under the provisions of Article 11.

1.39 "Normal Retirement Age" shall mean the later of (1) the time a Participant attains age 65 or (2) the fifth anniversary of the time the Participant commenced participation in the Plan.

1.40 "Normal Retirement Benefit" shall mean the benefit to which a Participant would be entitled in the event of retirement on attainment of Normal Retirement Age, as calculated in accordance with
         Article 5.

1.41 "Normal Retirement Date" shall mean the first day of the calendar month coincident with or next following the Participant's attainment of Normal Retirement Age, provided the Participant's Severance from Service Date has occurred as of such date.

1.42 "One-Year Break in Service" shall mean a period of at least twelve consecutive months, beginning on a person's Severance from Service Date or an anniversary thereof, during which a person does not perform an Hour of Service. However, for purposes of the foregoing, in the event a person incurs a Severance from Service Date solely because of a Maternity/Paternity Absence, then the first 'One-Year Break in Service' shall be a period of at least twenty-four consecutive months beginning on the person's Severance from Service Date and ending on the day immediately preceding the second anniversary thereof, during which the person does not perform an Hour of Service. Additionally, the period between the first and second anniversaries of the first day of absence from work shall be neither a period of Service nor a One-Year Break in Service. The second and successive One-Year Breaks in Service shall be twelve consecutive month periods commencing on the second, or any subsequent anniversary of the Participant's Severance from Service Date, during which the Participant does not perform an Hour of Service. Notwithstanding the foregoing, no person shall incur a One-Year Break in Service because of an absence protected under the Family and Medical Leave Act.

1.43 "Participant" shall mean any Eligible Employee who becomes a Participant in the Plan pursuant to Article 3 and shall include any individual who has separated from service or ceased to be an Eligible Employee and for whom there is still a liability under the Plan.

1.44 "Plan" shall mean the Plan designated as the Formica Corporation Employee Retirement Plan, as embodied herein, and any amendments thereto, and shall also refer to any Predecessor Plan for which this document is a restatement, and any Predecessor Plan which has been merged into this Plan.

1.45 "Plan Year" shall mean the period beginning on January 1 and ending on December 31.

1.46 "Postponed Retirement Benefit" shall mean the benefit to which a Participant would be entitled in the event of retirement after Normal Retirement Date, as calculated in accordance with Article 5.

1.47 "Postponed Retirement Date" shall mean the first day of the calendar month coincident with or next following the Participant's Severance from Service Date, if such date is later than the Participant's Normal Retirement Date.

1.48 "Predecessor Plan" shall mean any plan for which this Plan is a restatement, any plan which has been merged into this Plan or any predecessor to this Plan, or any other plan sponsored by an entity which became an Affiliated Employer by acquisition or merger, and which adopted this Plan or a predecessor to this Plan for any of its employees who had been participants in such other plan.

1.49 "Qualified Joint and Survivor Annuity" shall mean, for a married Participant, a Joint and Survivor Annuity with the Participant's spouse as Joint Annuitant and a fifty percent (50%) survivor benefit. For a single Participant it shall mean a benefit payable in the form of an annuity for the life of the Participant. The Qualified Joint and Survivor Annuity for a married Participant shall be at least the Actuarial Equivalent, determined under the applicable factors of Appendix A, of the Participant's Accrued Benefit or, if greater in Actuarial Equivalent Value, any optional form of benefit then available to the Participant under the Plan.

1.50 "Reemployment Date" shall mean the first day on which an Employee performs an Hour of Service following a Severance from Service Date.

1.51 "Retirement Date" shall mean a Participant's Normal, Early, or Postponed Retirement Date.


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1.52     "Service" shall mean an Employee's period of employment with an
         Affiliated Employer that is counted as "Service" in accordance with
         Article 2.

1.53 "Severance from Service Date" shall mean the earlier of the date on which a person quits, is discharged, retires or dies, or the first anniversary of the date on which he is absent from employment and does not perform an Hour of Service for any other reason. Notwithstanding the foregoing, an Employee who is absent from work because of layoff, leave of absence, or disability leave, shall be deemed to be in active employment and shall not be considered absent until the end of the period determined as the sum of (a) plus (b), subject to (c) where (a), (b), and (c) are:

         (a) the product of two months multiplied by the number of full years of such Employee's continuous employment with the Employer as of the last day actually worked; plus

         (b) the product of five days multiplied by the number of full months in any partial year of such Employee's continuous employment with the Employer as of the last day actually worked;

         (c) provided, however, that such period (beginning the day following the last day actually worked) shall not be (i) less than one month, for absences because of layoff or leave of absence, or six months, for absences because of disability leave, nor (ii) more than 18 months, for absences because of layoff, or 24 months, for absences because of leave of absence or disability leave.

1.54 "Termination" shall mean the cessation of active employment with an Affiliated Employer.

1.55 "Total and Permanent Disability" shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment (whether occupational or non-occupational) which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than six (6) months and until at least age 65. The permanence and degree of such impairment shall be supported by medical evidence. Total and Permanent Disability shall not include a physical or mental impairment resulting from (i) service in the Armed Forces of any country, (ii) warfare, (iii) participation in any criminal act or willful misconduct, (iv) intentional self-inflicted injury, or (v), to the extent permitted by the Americans with

         Disabilities Act, addiction to the use of drugs or narcotics. "Totally and Permanently Disabled Participant" shall mean a Participant who is considered to have a "Total and Permanent Disability".

1.56 "Trust" shall mean any trust established under an agreement between the Employer and a Trustee under which any portion of the Fund is held, and shall include any and all amendments to the Trust agreement. The terms of any Trust agreement maintained with respect to the Plan are hereby incorporated into the Plan.

1.57 "Trustee" shall mean any trustee holding any portion of the Fund under a Trust agreement forming a part of the Plan.

1.58 "Union Participant" shall mean any Employee whose terms and conditions of employment are the subject of a collective bargaining agreement between an Employer and a collective bargaining agent, and whose participation in the Plan was negotiated for and agreed to in writing by the representatives of such Employer and the collective bargaining agent.

1.59 "Vesting Service" shall mean Service for determining a Participant's right to vest in his Accrued Benefit under Article 7, as counted under the rules of Article 2.

1.60 "Year of Service", "Year of Vesting Service", or "Year of Benefit Accrual Service" shall mean any twelve (12) months of Service as determined under the appropriate Service rules of Article 2. If a fraction of a Year of Service is involved, each calendar month or fraction thereof shall be considered one-twelfth (1/12) of a year.

                                   ARTICLE 2
                            Service Counting Rules


2.01 Service - An Employee shall be credited with Service for periods prior to the Effective Date of this Restatement equal to the Service with which he was credited under the Predecessor Plan immediately prior to the Effective Date of this Restatement. An Employee shall be credited with Service for periods beginning on or after the Effective Date of this Restatement for the period of time elapsed from the later of the Effective Date of this Restatement or the Employee's Employment Commencement Date (or most recent Reemployment Date, if applicable) to his Severance from Service Date.

2.02 Service Spanning - For Employees who are reemployed by an Affiliated Employer within twelve (12) months of their Severance from Service Date, the period from such Severance from Service Date to such Reemployment Date will be counted as uninterrupted Service under the Plan for purposes of vesting.

2.03 Reemployment After a Severance From Service Date - Any former Eligible Employee or Participant who is reemployed as an Eligible Employee shall not be credited with any Service from the period prior to the occurrence of a One-Year Break in Service in any of the following cases:

         (a) Rehire Rule - The Participant has not been credited with one Year of Service following his date of rehire.

         (b) Cash-out Rule - The Participant has previously received a distribution of the present value of his entire nonforfeitable benefit, following his Severance from Service Date, unless the Participant has repaid in full the distribution, with interest in accordance with Section 2.04 of this Plan. For the purposes of this rule, a Participant who is not entitled to a Deferred Vested Benefit upon his Severance from Service Date shall be considered to have been cashed out.

         (c) Rule of Parity - The Participant was not entitled to a Deferred Vested Benefit at his Severance from Service Date and has incurred a number of consecutive One-Year Breaks in Service equal to the greater of five (5) or the number of Years of Service credited to him prior to the first of such consecutive One-Year Breaks in Service.

2.04 Repayment of Cash-Out - If an Employee shall have received a full distribution of his nonforfeitable interest in this Plan following a Severance from Service Date, he shall be entitled to repay the amount of that distribution to the Plan together with compound interest at the rate of five (5) percent per annum for any period prior to the first day of the Plan Year beginning on or after January 1, 1988, and at the rate of 120 percent of the applicable Federal mid-term rate as in effect for the first month of the Plan Year for any Plan Year or portion of a Plan Year that commences on or after January 1, 1988. Any such repayment shall be made prior to the earlier of:

         (a) The fifth anniversary of the date on which the Employee was rehired by the Employer, or

         (b) The close of the first period of five (5) consecutive One-Year Breaks in Service following the Participant's Severance from Service Date.

         A Participant shall be considered to be cashed out on his Severance from Service Date if he is not entitled to a Deferred Vested Benefit on his Severance from Service Date. Such a Participant who is deemed to have been cashed out shall be deemed to have properly made a repayment upon again becoming a Participant. Such a deemed repayment will not restore Years of Service which would not be counted under the provisions of Section 2.02 (Serving Spanning).

         If the Participant fails to make repayment in accordance with this
         Section 2.04, solely for purposes of determining the Participant's Accrued Benefit which accrued after his Reemployment Date, the Plan shall disregard any Years of Service prior to his Reemployment Date.

2.05 Vesting Service -A Participant shall be credited with a Year of Vesting Service for each Year of Service.

2.06 Benefit Accrual Service - A Participant shall be credited with Benefit Accrual Service for all Years of Service during which he is an Eligible Employee of the Employer.

                                   ARTICLE 3
                  Eligibility for Participation and Transfers


3.01 Eligibility to Become a Participant - All Participants who were participating in this Plan on the Effective Date of this Restatement shall continue to participate. Any other Eligible Employee shall become a Participant as of the date he becomes an Eligible Employee.

3.02 Reemployment - A Participant who incurs a One-Year Break in Service and is later re-employed will be treated as a new Employee and will recommence Participation as of the date he is reestablished as an Eligible Employee.

3.03 Termination of Participant Status - A Participant who incurs a One-Year Break in Service at a time when he is not entitled to a retirement benefit or to a Deferred Vested Benefit shall cease to be a Participant at the close of the first Plan Year in which he incurs a One-Year Break in Service. A Participant who incurs a One-Year Break in Service and who is entitled to a retirement benefit or a Deferred Vested Benefit shall cease to be a Participant upon receipt of payments equal to his total benefit provided hereunder, as a lump sum benefit under the terms of Section 9.02 or otherwise.

3.04 Transfer to Another Plan - A Participant who ceases to be an Eligible Employee without incurring a Termination shall cease to accrue benefits under this Plan as of the date on which he ceased to be an Eligible Employee, and his Accrued Benefit will be frozen as of the close of the Plan Year in which he ceases to be an Eligible Employee, but he shall continue to be a Participant for other purposes under the Plan and, if he continues to remain in the employ of an Affiliated Employer, shall continue to earn Vesting Service.

3.05 Transfer from Another Plan: Prohibition of Double Counting - In the event a Participant has previously participated in another defined benefit plan of an Affiliated Employer and becomes entitled to a benefit hereunder, which is calculated using Benefit Accrual Service which includes service that is also counted for entitlement to benefits under such other defined benefit plan, then, unless such other plan provides an offset for benefits provided hereunder, his benefit provided hereunder shall be offset by the benefits provided by such other plan (or, if not payable in the same form, the Actuarial Equivalent of such benefits) that are attributable to such service.

                                   ARTICLE 4
                          Retirement Eligibility and
                            Suspension of Benefits

4.01 Retirement - A Participant who has reached his Retirement Date shall be entitled to retire and receive benefits in accordance with Article 5.

4.02 Suspension of Benefits - Postponed Retirement - If a Participant's Service continues after his Normal Retirement Age and such Service after his Normal Retirement Age constitutes Section 203(a)(3)(B) Service (as defined in Section 4.05), such Participant's benefits will be suspended, provided that the Committee notifies him that his benefits have been suspended in the manner provided by Section 4.04 of this Article.

4.03 Suspension of Benefits - Rehires - If a person receiving benefits hereunder is rehired by the Employer, payment of those benefits will be suspended as long as the rehired Employee remains employed with the Employer, provided such Service constitutes Section 203(a)(3)(B) Service (as defined in Section 4.05) and provided that the Committee notifies him that benefits have been suspended, in the manner provided by Section 4.04 of this Article.

4.04 Suspension of Benefit Notice - The notice required under Sections 4.02 or 4.03 of this Article shall contain:

         (a) a description of the specific reasons for the suspension of benefit payments,

         (b) a general description of the Plan's provisions relating to the suspension,

         (c)      a copy of such provisions,

         (d) a statement to the effect that applicable Department of Labor regulations may be found in Section 2530.203-3 of the Code of Federal Regulations, and

         (e) a description of the Plan's procedure for affording a review of such suspension.

         Such notice shall be furnished by personal delivery or first-class mail during the first calendar month in which payments are discontinued.

4.05 Section 203(a)(3)(B) Service - In accordance with Department of Labor Regulations Section 2530.203-3, "Section 203(a)(3)(B) Service" shall be determined on a monthly basis and an Employee shall be deemed to be in Section 203(a)(3)(B) Service in any month in which he shall perform 40 or more Hours of Service. An Employee shall have the right to contest the determination of his status in accordance with the procedures set forth in Section 11.08 of this Plan.

4.06 Recommencement of Benefits - Benefits which are suspended in accordance with Section 4.02 or 4.03 of this Article shall be paid in any month in which the Participant is not considered to be in Section 203(a)(3)(B) Service. If an Employee whose benefits are suspended continues or recommences Participation in this Plan and thereafter again becomes entitled to benefits hereunder by virtue of a new Early, Normal or Postponed Retirement, previously suspended benefits shall not be recommenced, and the Participant shall be entitled only to his Early, Normal or Postponed Retirement Benefit, as of the Participant's new Early, Normal or Postponed Retirement Date, adjusted as provided in Section 5.06.

4.07 Required Commencement at Age 70 ? - A Participant not currently receiving benefits under this Plan who attains age 70 ? shall commence receiving benefits as if he had retired on December 31 of the calendar year in which he attains age 70 ?, and had a Benefit Commencement Date of April 1 of the following calendar year. Each December 31 thereafter, and upon his later actual Postponed Retirement Date, his benefit payment shall be recalculated using his actual Benefit Accrual Service and actual Earnings. The recalculated benefit payments shall be reduced by the Actuarial Equivalent of any payments previously made to him. Any such reduction shall not cause benefit payments to be decreased to an amount less than the amount the Participant was receiving immediately prior to the date of recalculation, or, in the event of a recalculation because of his attaining his actual Postponed Retirement Date, immediately prior to his actual Postponed Retirement Date.

4.08 Required Commencement - Conditions - Notwithstanding any provision of this Plan to the contrary, all distributions under the Plan shall be made in accordance with the requirements of Code Section 401(a)(9) and the regulations thereunder, including the incidental death benefit requirements of 1.401(a)(9)-2. The provisions of this Section override any distribution options under the Plan if inconsistent with the requirements of Section 401(a)(9).

                                   ARTICLE 5
                         Amount of Retirement Benefit

5.01 Normal Retirement Benefit - A Participant's Normal Retirement Benefit shall be an annual annuity for the life of the Participant, payable monthly, commencing upon the Participant's Normal Retirement Date.

         (a) For a Participant who is not a Union Participant, this Normal Retirement Benefit will be an amount equal to the sum of (1) and (2), less (3) where:

                  (1) equals 1.5% of the Participant's annual Earnings for all Benefit Accrual Service completed by the Participant after June 30, 1992 at Normal Retirement Date,

                  (2) is the Participant's total Accrued Benefit under the Plan as of June 30, 1992, and

                  (3) is the Participant's American Cyanamid Benefit at his Normal Retirement Date.

         (b) For Union Participants at the Evendale, Ohio Plant, this Normal Retirement Benefit shall be an amount equal to (1), adjusted by (2), less (3) where:

                  (1) is a monthly benefit amount determined under the following table and based upon the pay level maintained by the Participant for the longest period during the 36 months preceding his Retirement Date.

-------------------------------------------------------------------------------
Monthly Benefit Per Year of
Benefit Accrual Service While a Union Participant
-------------------------------------------------------------------------------

       Plan Year of
       Participant's
      Severance From
       Service Date     Participant's Pay Level
-------------------------------------------------------------------------------

                               1, 2 or 3          4, 5 or 6       7, 8, 9 or 10
-------------------------------------------------------------------------------

1993                                $17.25             $18.25            $20.25
-------------------------------------------------------------------------------

1994                                 17.50              18.50             20.50
-------------------------------------------------------------------------------

1995                                 18.00              19.00             21.00
-------------------------------------------------------------------------------

1996                                 18.50              19.50             21.50
-------------------------------------------------------------------------------

1997                                 18.75              19.75             21.75
-------------------------------------------------------------------------------

1998                                 19.00              20.00             22.00
-------------------------------------------------------------------------------

1999                                 19.25              20.25             22.25
-------------------------------------------------------------------------------

2000                                 19.25              20.25             22.25
-------------------------------------------------------------------------------

                  (2) if projected Years of Benefit Accrual Service at age 65 equals at least 31, the monthly benefit described in (b)(1) above is increased according to the following table:

                  -------------------------------------------------------------

                     Projected Years of               Additional Monthly
                       Benefit Accrual            Benefit Per Year of Benefit
                      Service at Age 65                 Accrual Service
                  -------------------------------------------------------------

                  31 - 34.99                                    $1.50
                  35 - 39.99                                     3.00
                  Over 40                                        4.00
                  -------------------------------------------------------------

                  (3)      is the Participant's American Cyanamid Benefit.

         (c) For Union Participants at the Sierra, California Plant, this Normal Retirement Benefit shall be an amount equal to (1) less (2) where:

                  (1) is a monthly benefit amount determined under the following table and based upon the pay level maintained by the Participant for the longest period during the 36 months preceding his Retirement Date

         ----------------------------------------------------------------------

                                                  Monthly Benefit
         Participant's                      Per Year of Benefit Accrual
           Pay Level                                  Service
         ----------------------------------------------------------------------

          H1, H2, H3, or H4                            $17.50
          H5, or H6                                     19.50
         ----------------------------------------------------------------------

         (2)     is the Union Participant's American Cyanamid Benefit.

5.02 Postponed Retirement Benefit - If a Participant continues in Service after his Normal Retirement Date, he shall be entitled to a Postponed Retirement Benefit of an annual annuity for life, payable monthly, commencing at his Postponed Retirement Date, in an amount calculated in the same way as his Normal Retirement Benefit as determined under
         Section 5.01 above calculated as of the Participant's Postponed Retirement Date, and including Benefit Accrual Service to his Postponed Retirement Date.

5.03 Early Retirement Benefit - A Participant who retires from Service prior to his Normal Retirement Date but on or after attaining age 55, and who has completed at such time five (5) Years of Benefit Accrual Service, shall be entitled to an Early Retirement Benefit of an annual annuity for life, payable monthly, commencing at the date which would have been the Participant's Normal Retirement Date had he not retired early, in an amount equal to his Normal Retirement Benefit as determined under Section 5.01 above. At the election of the Participant, the Participant may receive his Early Retirement Benefit as an annuity commencing at his Early Retirement Date, or at any date thereafter. If the Participant elects to receive his Early Retirement Benefit prior to his Normal Retirement Date, the amount of his Early Retirement Benefit shall be (a) less (b) where:

         (a) is the amount determined under Section 5.01(a), (b), or (c), as appropriate, without reduction for the Participant's American Cyanamid Benefit, reduced in accordance with Section A.02 of Appendix A to reflect the early commencement of benefits, and

         (b) is the Participant's American Cyanamid Benefit as of the date benefits first become payable to the Participant under the American Cyanamid Company Employees Retirement Plan, whether or not the Participant elects to commence benefits under the

                  American Cyanamid Company Employees Retirement Plan on that date.

5.04 Disability Benefit - An Active Participant who ceases to perform services prior to his Normal Retirement Date as a result of Total and Permanent Disability shall be entitled to an Ancillary Disability Benefit if he meets all of the following requirements: (i) he has completed five (5) Years of Service; (ii) he has an age in years and Years of Service such that the sum of his age and Years of Service is at least 65; and (iii) he is receiving Social Security disability benefits. The amount of the monthly Ancillary Disability Benefit shall be equal to (a) reduced by (b), (c), and (d) where:

         (a) is the amount determined under Section 5.01(a), considering Service completed up to his Disability Date, without reduction for the Participant's American Cyanamid Benefit,

         (b) is the amount of any loss-of-time payments to which the Participant may be entitled under any Worker's Compensation Act,

         (c) is the amount of any retirement benefit the Participant receives under the Plan for such month, and

         (d) is the Participant's American Cyanamid Benefit as of the date benefits first become payable to the Participant under the American Cyanamid Company Employees Retirement Plan, whether or not the Participant elects to commence benefits under the American Cyanamid Company Employees Retirement Plan on that date.

         Ancillary Disability Benefit payments will continue to a Participant until the earliest of: (1) the date the Participant is no longer Totally and Permanently Disabled; (2) the date he refuses to submit to a medical examination requested by the Employer, in accordance with the provisions of this Section 5.04; provided, however, that if such Participant subsequently submits to such examination, and is determined still to be Totally and Permanently Disabled, monthly Ancillary Disability Benefit payments shall resume to such Participant until otherwise discontinued hereunder; or (3) the date the Participant reaches Normal Retirement Age.

         If a Participant continues to receive Ancillary Disability Benefit payments until the date he reaches Normal Retirement Age, the Participant may elect to begin receiving Retirement Benefits on his Normal Retirement Date based on his Service to his Disability Date, adjusted to reflect any Service credited while the Participant was on a disability leave. A Participant who is receiving Ancillary Disability Benefits hereunder shall furnish medical evidence acceptable to the Employer and/or shall submit to medical examination, in either case at the Employer's request (but not more often than once every six (6) months), to enable the Employer to determine whether or not such Participant is entitled to continue to receive Ancillary Disability Benefits.

         If a Participant recovers from Total and Permanent Disability and thereupon returns to the active service of an Affiliated Employer (i) his benefit will commence to accrue again as of the date of such return and (ii) he will retain all credit for Service prior to his Disability Date, adjusted to reflect any Service credited while the Participant was on a disability leave.

5.05 Accrued Benefit - For any Participant the Accrued Benefit shall be an annuity payable for life, commencing at the date on which the Participant would attain his Normal Retirement Date, in an amount equal to the benefit determined under Section 5.01 using for Benefit Accrual Service the Years of Benefit Accrual Service the Participant has as of the date of the calculation.

5.06     (a)      Deferred Vested Benefit - A Participant who has incurred a
                  One-Year Break in Service and who is not entitled to an Early, Normal, or Postponed Retirement Benefit shall be entitled to an annual pension benefit, payable as a straight life annuity commencing at Normal Retirement Date equal to the Participant's Accrued Benefit on his Severance from Service Date multiplied by the percentage vested under the provisions of Article 7, unless such Participant has been cashed out pursuant to Section 9.02.

         (b) Deferred Vested Benefit - Early Commencement - A Participant entitled to a Deferred Vested Benefit who has satisfied the service requirement for entitlement to an Early Retirement Benefit and who subsequently satisfies the age requirement for entitlement to an Early Retirement Benefit shall be entitled to elect to receive his Deferred Vested Benefit as an annuity commencing at the date he reaches Early Retirement Age, or at any date thereafter. If the Participant elects to receive his Deferred Vested Benefit prior to his Normal Retirement Date, the amount of his Deferred Vested Benefit shall be (1) less (2) where:

                  (1)      is the amount determined under Section 5.01(a),
                           (b), or (c), as appropriate, without reduction for the Participant's Cyanamid Benefit, multiplied by the percentage vested under the provisions of
                           Article 7 reduced to its Actuarial Equivalent calculated in accordance with the factors included in Appendix A, and

                  (2) is the Participant's American Cyanamid Benefit payable as of the date benefits first become payable to the Participant under the American Cyanamid Company Employees Retirement Plan, whether or not the Participant elects to commence benefits under the American Cyanamid Company Employees Retirement Plan on that date.

5.07 Adjustment for Suspension of Benefits - The otherwise payable Early, Normal or Postponed Retirement Benefit of any Participant who had previously become entitled to an Early, Normal or Postponed Retirement Benefit, but whose benefit payments were suspended pursuant to the provisions of Article 4, shall be reduced by the Actuarial Equivalent of any payments previously made to him.

5.08 Special Termination Benefits - Any Union Participant at the Evendale, Ohio Plant whose age plus Years of Service, when added together, exceeded 90, and who elected early retirement in 1996 under an early retirement program offered by the Employer, is eligible for a Social Security supplemental benefit. This Social Security supplemental benefit shall be $1,000 per month, and is payable from January 1, 1997 until the last day of the month in which the Participant attains age 62. If the Participant dies prior to age 62, the Social Security supplemental benefit shall be payable to his spouse until the first day of the month in which the Participant would have attained age 62.

                                   ARTICLE 6
                         Required Benefit Limitations

6.01 Code Section 415 Limits - The benefits otherwise payable to a Participant or a Beneficiary under this Plan and, where relevant, the Accrued Benefit of a Participant, shall be limited to the extent required, and only to the extent required, by the provisions of
         Section 415 of the Code and rulings, notices and regulations issued thereunder. To the extent applicable, Section 415 of the Code and rulings, notices and regulations issued thereunder are hereby incorporated by reference into this Plan. In calculating these limits, the following rules shall apply:

         (a) Actuarial Equivalencies - Except where otherwise specifically set forth in rulings, notices and regulations incorporated into this Plan by reference, the limitations applicable to alternative forms of benefit (other than a qualified joint and survivor annuity under Section 417 of the Code) shall be determined using the factors set forth in Appendix A.

         (b) Cost of Living Adjustments - If the applicable Code Section 415 limits are increased after a benefit is in pay status by virtue of an adjustment to those limits reflecting a change in the cost of living index, benefit payments to a Participant or his Beneficiary shall be increased automatically to the maximum extent permitted under the revised limits. This increase shall occur only to the extent it would not cause the benefit to exceed the benefit to which the Participant or Beneficiary would have been entitled in the absence of the Code Section 415 limits.

         (c) Surviving Spouse Payments - If, upon the death of a Participant whose benefits were limited under this Section 6.01, the Participant's surviving spouse shall be entitled to a benefit payment smaller than that which was payable while the Participant was alive, the benefit payments to the spouse shall equal the lesser of (1) and (2) below, where

                  (1) is the benefit payment which would be payable to the surviving spouse if benefits under this Plan had not been limited by this Section 6.01, and

                  (2) is the benefit payment which would be payable to the surviving spouse if the benefit provided under this plan had been a Joint and Survivor Annuity with survivor benefits equal to 100% of the amount payable while the Participant was alive, in an amount equal to the maximum limitations provided under this Section 6.01.

                  (d) Reduction for Participation in Defined Contribution Plans - If the Participant is, or ever has been, covered under one or more qualified defined contribution plans maintained by the Employer or an Affiliated Employer, the combined plan limits of Code Section 415(e) that are applicable prior to January 1, 2000 shall be calculated by reducing the limits applicable to this Plan first, prior to restricting annual additions to any such defined contribution plan.

                  (e)      Reduction for Participation in Defined Benefit Plan
                           - If the Participant is entitled to a benefit under any defined benefit plan which is, or ever has been, maintained by the Employer or an Affiliated Employer, the limits under this Section 6.01 shall be applied to the combined benefits payable and the benefit payable hereunder shall be reduced to the extent necessary to make the combined benefits meet the limits under this Section 6.01.

                  (f) Average Compensation - To calculate average compensation for an Employee's high 3 years of service, compensation shall be the Employee's Compensation as defined in Section 1.16, up to the dollar limitation contained in Code Section 401(a)(17) in effect for the calendar year, and the 3 years average shall be calculated using consecutive calendar years.

6.02 Special Limitation for 25 Highest-Paid Employees - The provision of this Section 6.02 shall apply to the 25 highest paid Highly Compensated Employees or Highly Compensated Former Employees for a Plan Year. If a benefit becomes or is payable for a Plan Year to such an Employee, it cannot exceed an amount equal to the payments that would be made during the Plan Year on behalf of the Employee under a single life annuity that is the Actuarial Equivalent of the sum of the Employee's Accrued Benefit and any other benefits under the Plan.

6.03 Exceptions To Special Limitation - The provisions of Section 6.02 shall not apply if: (a) the value of the benefits which would be payable to an Employee described in Section 6.02 are less than one percent of the value of current liabilities, or (b) the assets held in the Fund equal or exceed, immediately after payment of a benefit to an Employee described in Section 6.02, one hundred ten (110) percent of the value of current liabilities. For purposes of this Section, the value of current liabilities shall be as defined in Code
         Section 412(l)(7).

6.04 Distributions Allowed if Security Furnished - A benefit that is restricted pursuant to Section 6.02 may be nevertheless distributed if the Employee is obligated to repay the Plan, in the event of a termination of the Plan, any amount necessary for the distributions of assets to satisfy the requirements of Code Section 401(a)(4). The amount the Employee shall be obligated to repay, at any time, shall not exceed a restricted amount, which shall equal, at any measurement date, the excess of the distributions the Employee has received over the amount which the Employee would have received had distributions commenced in a manner that would have not violated the provisions of
         Section 6.02, both accumulated at a reasonable rate of interest from the date payment was (or would have been) made to the measurement date. The Employee's obligation to repay must be secured by either:
         (a) an escrow account with an initial value at the date of distribution of at least 125% of the restricted amount, and at all times thereafter a value of at least 110% of the restricted amount,
         (b) a bond, issued by a surety approved by the U.S. Treasury as an acceptable surety for Federal bonds, of 100% of the restricted amount, or (c) a bank letter of credit equal to 100% of the restricted amount.

6.05 Plan Termination Limit - In the event of plan termination the benefit of any Highly Compensated Employee or Highly Compensated Former Employee shall be limited to a benefit that is nondiscriminatory under Code Section 401(a)(4).

6.06 Highly Compensated Employee or Former Employee - The term "Highly Compensated Employee" shall mean an Employee who performs service during the Determination Year and is described in one or more of the following groups in accordance with IRS regulations:

         (a)      An Employee who is a five percent (5%) owner as defined in
                  Section 416(i)(1)(B)(i) of the Code, at any time during the Determination Year or the Look-back Year.

         (b) An Employee who receives Compensation in excess of $75,000 during the Look-back Year. (The $75,000 limitation will be adjusted annually for increases in the cost of living in accordance with Section 415(d) of the Code.)

         (c) An Employee who receives Compensation in excess of $50,000 during the Look-back Year and is a member of the top-paid group for the Look-back Year. (The $50,000 limitation will be adjusted annually for increases in the cost of living in accordance with Section 415(d) of the Code.)

         (d)      An Employee who: (1) is an officer within the meaning of
                  Section 416(i) of the Code during the Look-back Year and (2) receives Compensation in the Look-back Year greater than fifty percent (50%) of the dollar limitation in effect under
                  Section 415(b)(1)(A) of the Code for the calendar year in which the Look-back Year begins. Notwithstanding the foregoing, no more than 50 or, if lesser, the greater of three (3) Employees or ten percent (10%) of the Employees shall be treated as officers; provided, however, if no officer is described in this subsection (d), then the highest-paid officer for such year shall be treated as herein described.

         (e)      An Employee who is (1) described in subsection (b), (c) or
                  (d) above, and (2) one of the 100 Employees who receives the most Compensation from the Employer during the Determination Year, when the Determination Year is substituted for the Look-back Year in subsection (b), (c), or (d).

         The term "Highly Compensated Former Employee" shall mean a former Employee who has a separation year prior to the Determination Year and was a Highly Compensated active Employee for either (1) such Employee's separation year or (2) any Determination Year ending on or after the Employee's 55th birthday.

         A separation year is the Determination Year in which the Employee separates from service. Notwithstanding the foregoing, an Employee who separated from service before January 1, 1987, is a Highly Compensated Employee only if he was a five percent (5%) owner or received Compensation in excess of $50,000 during (i) the Employee's separation year (or the year preceding such separation year), or (ii) any year ending on or after such Employee's 55th birthday (or the last year ending before such Employee's 55th birthday).

         Notwithstanding anything to the contrary in this Plan, Sections 414(b), (c), (m), (n) and (o) of the Code are applied prior to determining whether an Employee is Highly Compensated Employee.

6.07     Definitions - For purposes of this Section and Section 6.06,

         (a) "Compensation" shall mean compensation as defined in Section 414(q)(7) and the regulations thereunder.

         (b) "Determination Year" shall mean the Plan Year for which the determination of who is Highly Compensated is being made.

         (c) "Look-back Year" shall mean the twelve (12) month period preceding the Determination Year.

         (d) "Top-paid Group" shall mean the top twenty percent (20%) of Employees when rated on the basis of Compensation paid during the year. The number of Employees in the group will be determined in accordance with Section 414(q)(8) of the Code.

         (e) The Employer shall have the right to elect to determine Highly Compensated Employees by reference to calendar year Compensation, in accordance with IRS regulations. If the Employer so elects, the Employer must make such election with respect to all qualified plans it or any Affiliated Employer maintains.

6.08 Family Aggregation - For Plan Years beginning before January 1, 1997, if an Employee is a member of the family of a 5 percent owner or of a Highly Compensated Employee in the group consisting of the ten Highly Compensated Employees paid the greatest Compensation during a Plan Year (or, if the calendar year election of Section 6.06(e) has been made, calendar year), then:

         (a) such Employee shall not be considered a separate Employee for the purpose of calculation of, and limitations on, benefits under this plan (other than the limitations of Section 6.01), and

         (b) for such purposes, any Compensation paid to such Employee, and any benefits on behalf of such Employee shall be treated as if paid to, or on behalf of, the 5 percent owner or Highly Compensated Employee.

6.09 Family Benefits - If a Participant is aggregated with another Participant for determining limits on benefits under Section 6.08, the benefits payable to the aggregated Participants shall be equitably apportioned.

6.10 Family Members - For purposes of Section 6.08, a "member of the family" shall include only a spouse, lineal ascendants and descendants, and spouses of those lineal ascendants or descendants, determined in accordance with IRS regulations.

                                   ARTICLE 7
                                    Vesting

7.01 General Rule - A Participant who incurs a One-Year Break in Service at a time when he is not entitled to an Early, Normal or Postponed Retirement Benefit under the provisions of Article 5 shall not be entitled to benefits under this Plan except as provided under the provisions of this Article.

7.02 Vesting at Normal Retirement Age - A Participant who has attained Normal Retirement Age shall be fully vested in his Accrued Benefit.

7.03 Vested Portion - A Participant who incurs a Termination at a time when he is not entitled to an Early, Normal or Postponed Retirement Benefit under the provisions of Article 5 shall be entitled to a Deferred Vested Benefit, payable as provided under Article 5, which shall be a portion of his Accrued Benefit calculated in accordance with the following table:

         ----------------------------------------------------------------------

                                                                Percentage of
                           Years of Vesting Service            Accrued Benefit
         ----------------------------------------------------------------------

         Less than 5 years                                            0%
         5 or more                                                  100%
         ----------------------------------------------------------------------


7.04 Vesting upon Plan Termination - In the event of termination or partial termination of this Plan, each affected Participant shall be 100% vested in his Accrued Benefit, but only to the extent funded. The foregoing sentence shall not apply to a former Participant who has been cashed out (including those deemed cashed out under Section 2.03(b)) or who has incurred five (5) consecutive One-Year Breaks in Service after his Severance from Service Date. Such a former Participant shall not be entitled to any additional vested benefit upon termination or partial termination.

                                   ARTICLE 8
                         Preretirement Death Benefits


8.01 Automatic Preretirement Spousal Death Benefit - In the event a Participant with a vested right to his Accrued Benefit under the Plan dies before his Benefit Commencement Date, a death benefit shall be provided to the Participant's spouse as follows:

         (a) If the Participant at the date of death was eligible to retire and receive a benefit under the Plan at an Early, Normal or Postponed Retirement Date, then his surviving spouse shall automatically receive a death benefit in an amount equal to one-half of the amount of retirement benefit which would have been payable to the spouse if the Participant had retired on the earlier of (A) the day preceding his death or (B) his Severance from Service Date, receiving a benefit in the form of a Joint and Survivor Annuity with a 50% survivor annuity to the spouse.

         (b) If the Participant at the date of death was not eligible to retire under the Plan and receive a benefit under the Plan at an Early, Normal, or Postponed Retirement Date, then the Participant's surviving spouse shall receive an automatic spousal death benefit in an amount equal to the amount that would have been payable to the spouse under the normal form of payment under Section 9.01, assuming:

                  (1) the Participant had separated from service on the earlier of his Severance from Service Date or date of his death,

                  (2) the Participant had survived to the earliest date he could have retired and received a benefit under the Plan pursuant to Article 5,

                  (3) the Participant retired on such date with a benefit in the form of a Joint and Survivor Annuity with a 50% survivor annuity to the spouse but calculated using only actual Benefit Accrual Service as of the Participant's date of death, and

                  (4) the Participant died on the day after his Benefit Commencement Date.

         The automatic preretirement spousal death benefit under this Section
         8.01 shall commence to be paid to the spouse, unless the spouse elects otherwise, as of the first day of the month coinciding with or next following the earliest date the Participant could have retired and received a benefit under the Plan pursuant to Article 5, had he not died, and shall be paid up to the first day of the month in which such spouse dies. If the spouse elects to postpone commencement of the preretirement spousal death benefit beyond such earliest date, the amount of the preretirement spousal death benefit shall be actuarially adjusted to reflect the postponement. The spouse may not delay commencement of the preretirement spousal death benefit beyond the Participant's Normal Retirement Date.

         Notwithstanding any other provision of this Section 8.01, if prior to his death the Participant elected a Joint and Survivor Annuity form of payment with a survivor benefit greater than 50% payable to his spouse, in determining the amount of the preretirement spousal death benefit payable hereunder, the Joint and Survivor Annuity form of payment elected by the Participant shall be substituted for the Joint and Survivor Annuity form otherwise provided in subparagraph (a) or
         (b).

8.02 Automatic Preretirement Death Benefit - Upon the death of a Participant with respect to whom no benefit is payable under Section 8.01, a death benefit shall be paid to the designated Beneficiary of such Participant. The death benefit shall be a single sum payment equal to the Actuarial Equivalent Value of 120 monthly payments (starting at the earliest age the Participant could have retired, discounted to the actual date of payment) of the preretirement spousal death benefit that would have been payable to the spouse of the Participant, as determined under Section 8.01, assuming the Participant had a spouse of the same age as the Participant. This single sum payment shall be made to the Participant's designated Beneficiary as soon after the date of death of the Participant as practicable.

         A Participant may designate a Beneficiary to receive the death benefit provided under this Section in writing on a form acceptable to the Committee. The Participant may elect an individual or individuals, or any entity or entities, including corporations, partnerships or trusts, as

         Beneficiary hereunder provided that such individuals and entities are ascertainable, and the shares of each are clearly set forth. In the event any Beneficiary predeceases the Participant or is not in existence, not ascertainable, or not locatable at the date the death benefit becomes payable to such Beneficiary, benefits shall be paid to such contingent Beneficiary or Beneficiaries as shall have been named by the Participant on the Participant's original Beneficiary election, and, if none, the contingent Beneficiary shall be the Participant's estate.

                                   ARTICLE 9
                               Forms of Benefit

9.01 Qualified Joint and Survivor Annuity - At the earliest time a Participant could become entitled to commence receiving payments of an Early, Normal or Postponed Retirement Benefit or of a Deferred Vested Benefit, other than an involuntary lump sum payment under the provisions of Section 9.02, benefits shall commence in the form of a Qualified Joint and Survivor Annuity, (which, for a Participant, who has no spouse, includes a single life annuity) unless the Participant, with the consent of his spouse, if any, elects otherwise. Any consent of the Participant's spouse shall be made within 90 days of the date the Qualified Joint and Survivor Annuity would otherwise commence, and shall be executed in accordance with the rules of Section 9.04.

9.02 Involuntary Lump Sum Payment - If at any time a Participant has incurred a Termination but has not begun to receive benefit payments, and is entitled to a benefit (whether Early, Normal or Postponed) or to a Deferred Vested Benefit, or a Beneficiary is entitled to a death benefit hereunder, that has an Actuarial Equivalent Value of less than $3,500 (or such larger amount as may be provided under Code
         Section 411(a)(11)), the Actuarial Equivalent Value shall be paid to such Participant in a lump sum in lieu of, and in full satisfaction of, his benefit under this Plan. Neither the consent of the Beneficiary, the Participant nor of his spouse shall be necessary to make such payment. Upon the making of such payment, neither the Beneficiary, the Participant nor his spouse shall have any further benefit under this Plan.

         Effective as of the first day of each Plan Year, the Committee shall recalculate the Actuarial Equivalent Value of the benefit of each Participant who has incurred a termination who is entitled to a benefit hereunder and each Beneficiary entitled to a death benefit hereunder, but whose benefits are not yet in pay status, to determine whether the Actuarial Equivalent Value of the benefit is less than $3,500 (or such larger amount as may be provided under Code Section 411(a)(11)), in which case such benefit shall be paid to the Participant or Beneficiary in accordance with the provisions of this Section.

9.03 Right to Elect - In lieu of the benefits provided by Section 9.01, the Participant shall have the right to elect, prior to his Benefit

         Commencement Date, an alternate form of benefit provided under the terms of this Article 9. If the Participant is married, any such election may be made only with the consent of his spouse, executed as provided under Section 9.04. Any alternative form of benefit shall be the Actuarial Equivalent of the Participant's Accrued Benefit.

9.04 Election of Forms - A Participant may make or revoke an election of any form of benefit to which the Participant is entitled under this
         Article 9 in writing to the Committee, and such election or revocation shall be subject to the following conditions:

         (a) The Committee shall furnish to each Participant a general written explanation in nontechnical terms of the availability of the various optional forms of payment under the Plan within the 60-day period ending 30 days before the Participant's Benefit Commencement Date. A Participant has a right to receive, within 30 days after filing a written request with the Committee, a written explanation of the terms and conditions of the 50% Joint and Survivor Annuity and the financial effect upon the Participant, given in terms of dollars per annuity payment. Requests for additional information may be made by the Participant at any time before the 90th day prior to the Benefit Commencement Date.

         (b) An election to receive an optional form of benefit may be made at any time during the election period. The election period is a period of 90 days prior to the Participant's Benefit Commencement Date. Subject to subparagraph (c) below, a Participant may make an election not to receive the Qualified Joint and Survivor Annuity, revoke any previous election, and if the Participant so desires, make a new election, until the expiration of the election period.

         (c) If a Participant is married, an election of a form of benefit other than the Qualified Joint and Survivor Annuity will require the written consent of the spouse, and such written consent must be witnessed by a notary public or a representative of the Plan.

9.05 Optional Forms of Retirement Benefit - The optional forms which a Participant may elect are any one of the following:

         (a) Joint and Survivor Annuity Option - An Actuarial Equivalent monthly benefit payable to the Participant for life, and after his death in the same amount, or an amount not less than 10% nor more than 100%, in increments of 10%, as specified by the Participant, to the Joint Annuitant for life. Should the Joint Annuitant die prior to the Participant's Benefit Commencement Date, any election of this option shall be automatically canceled. If the Participant should die prior to the Benefit Commencement Date, no payments shall be made under this option to the Joint Annuitant, but if the Joint Annuitant is the spouse of the Participant, such spouse will be entitled to the death benefit provided under Article 8.

         (b) Ten-Year Certain and Life Income Option - An Actuarial Equivalent monthly benefit which provides retirement benefit payments to the Participant for his lifetime with a guaranteed minimum period of at least 120 monthly payments. In the event of the death of the Participant after the Benefit Commencement Date, but prior to the Participant's receiving retirement benefit payments for the whole period certain, the remaining payments for the minimum term of years will be paid to the Participant's Beneficiary. In the event of the death of the Participant prior to the Participant's Benefit Commencement Date, the election of this option shall be void and of no effect.

         (c) Straight Life Annuity Option - A Participant who has a spouse may elect to have the Participant's retirement benefit payable in equal unreduced monthly payments during the Participant's lifetime, with no further payments to any other person after the Participant's death. If this option is elected, the retirement benefit payable to the Participant shall be the amount of retirement benefit determined under the applicable Section(s) of Article 5.

9.06 Beneficiary - A Participant may name a Joint Annuitant who is an individual for a Joint and Survivor Annuity option. For a years certain and life income option, the Participant may elect, in writing, an individual or individuals, or any entity or entities, including corporations, partnerships or trusts, provided that such individuals and entities are ascertainable, and the shares of each are clearly set forth. In the event any Beneficiary predeceases the Participant or is not in existence, not ascertainable, or not locatable at the date benefits become payable to such Beneficiary, benefits shall be paid to such contingent Beneficiary or Beneficiaries as shall have been named by the Participant on the Participant's original Beneficiary election, and, if none, the contingent Beneficiary shall be the Participant's estate.

9.07     Eligible Rollover Distributions

         (a) This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

         (b)      Definitions.

                  (1) Eligible rollover distribution -- An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                  (2) Eligible retirement plan -- An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                  (3) Distributee -- A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

                  (4) Direct rollover -- A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

                                  ARTICLE 10
                                    Funding


10.01 Funding Agreement - The Employer has entered into a funding arrangement with one or more Funding Agents providing for the administration of the Fund or Funds in which the assets of this Plan are held. The Employer may at any time or from time to time appoint one or more investment managers, as defined under Section 3(38) of ERISA, each of which shall direct the Funding Agent in the investment or reinvestment of all or part of the Fund.

10.02 Non-Diversion of the Fund - To the extent required by law, the principal or income of any Fund shall be used solely for the exclusive benefit of Participants or Beneficiaries, or to meet the necessary expenses of the Plan, except that upon termination of the Plan, after all the liabilities under the Plan have been satisfied, any property remaining in a Fund after satisfaction of all liabilities under this Plan shall be considered the result of erroneous actuarial computation and shall be distributed by the Funding Agent to the Employer.

                                  ARTICLE 11
                              Plan Administration


11.01    Appointment of Committee - A Committee consisting of at least three
         (3) members shall be appointed by the Board to administer the Plan on behalf of the Board. Vacancies in the Committee shall be filled from time to time by appointment of a new Committee member by the Board. A member of the Committee shall hold office until he gives written notice of his resignation to the Board, until death, or until removal by the Board.

         Committee members shall be Employees. Upon a member's retirement or other termination of employment as an Employee, such member shall be deemed to have given notice to the Board of his resignation from the Committee.

11.02    Powers and Duties -

         (a) The Committee shall have full discretionary power to administer the Plan and to construe and apply all of its provisions on behalf of the Employer. The Committee is the Named Fiduciary within the meaning of Section 402(a) of ERISA for purposes of Plan administration. The Committee's powers and duties, unless properly delegated, shall include, but shall not be limited to:

                  (1) Designating agents to carry out responsibilities relating to the Plan, other than fiduciary responsibilities.

                  (2) Deciding questions relating to eligibility, continuity of employment, and amounts of benefits.

                  (3) Deciding disputes that may arise with regard to the rights of Employees, Participants and their legal representatives, or Beneficiaries under the terms of the Plan. Decisions by the Committee will be deemed final in each case.

                  (4) Obtaining information from the Employer with respect to its Employees as necessary to determine the rights and benefits of Participants under the Plan. The Committee may rely conclusively on such information furnished by the Employer.

                  (5) Compiling and maintaining all records necessary for the Plan.

                  (6) Authorizing the Funding Agent to make payment of all benefits as they become payable under the Plan.

                  (7) Engaging such legal, administrative, consulting, actuarial, investment, accounting, and other professional services as the Committee deems proper.

                  (8) Adopting rules and regulations for the administration of the Plan that are not inconsistent with the Plan. The Committee may, in a nondiscriminatory manner, waive the timing requirements of any notice or other requirements described in the Plan. Any such waiver will not obligate the Committee to waive any subsequent timing or other requirements for other Participants.

                  (9) Interpreting and approving Qualified Domestic Relations Orders.

                  (10) Making non-substantive amendments for the purposes of maintaining the qualified status of the Plan only.

                  (11) Performing other actions provided for in other parts of this Plan.

         (b) The Employer shall have responsibility for, and shall be the Named Fiduciary for, the following purposes:

                  (1) Selection of the funding media for the Plan, including the power to direct investments and to appoint an investment manager or managers pursuant to ERISA Section 402(c).

                  (2) Allocation of fiduciary responsibilities, other than trustee responsibilities as defined in ERISA
                           Section 405(c), among fiduciaries, and designation of additional fiduciaries.

                  (3) Selection of insurance contracts to provide benefits hereunder, or, if all assets are not held under insurance contracts, the Trustee.

         (c) The Trustee, if any, shall have responsibility for, and shall be the Named Fiduciary for the care and custody of, and, to the extent investment managers are not appointed by the Employer, management of Plan assets held by such Trustee other than insurance contracts.

11.03 Actions by the Committee - A majority of the members composing the Committee at any time will constitute a quorum. The Committee may act at a meeting, or in writing without a meeting, by the vote or assent of a majority of its members. The Committee will appoint a Committee Chairperson and a Secretary. The Secretary will record all action taken by the Committee. The Committee will have authority to designate in writing one of its members or any other person as the person authorized to execute papers and perform other ministerial duties on behalf of the Committee.

11.04 Interested Committee Members - No member of the Committee will participate in an action of the Committee on a matter which applies solely to that member. Such matters will be determined by a majority of the remainder of the Committee.

11.05 Indemnification - The Employer, by the adoption of this Plan, indemnifies and holds the members of the Committee, jointly and severally, harmless from the effects and consequences of their acts, omissions, and conduct in their official capacities, except to the extent that the effects and consequences result from their own willful misconduct, breach of good faith, or gross negligence in the performance of their duties. The foregoing right of indemnification will not be exclusive of other rights to which each such member may be entitled by any contract or other instrument or as a matter of law.

11.06 Conclusiveness of Action - Any action on matters within the discretion of the Committee will be conclusive, final, and binding upon all Participants in the Plan and upon all persons claiming any rights, including Beneficiaries.

11.07 Payment of Expenses - The members of the Committee will serve without compensation for their services. The compensation or fees of consultants, actuaries, accountants, counsel and other specialists and any other costs of administering the Plan or Fund, including any premiums due to the Pension Benefit Guaranty Corporation (PBGC), will be paid by the Fund unless, at the discretion of the Employer, paid by the Employer.

11.08 Claim Procedure - Any Participant or Beneficiary may submit a written application to the Committee for payment of any benefit that may be due him under the Plan. Such application shall set forth the nature of the claim and any information as the Committee may reasonably request. Upon receipt of any such application, the Committee shall determine whether or not the Participant or Beneficiary is entitled to the benefit hereunder. If a claim is denied, in whole or in part, the Committee shall give written notice to any Participant or Beneficiary of the denial of a claim for the commencement, continuation or calculation of amount of retirement benefits under the Plan. The notice shall be given within ninety (90) days after receipt of the Participant's or Beneficiary's application unless special circumstances require an extension for processing the claim. In no event shall such extension exceed a period of ninety (90) days from the end of such initial review period. The notice will be delivered to the claimant or sent to the claimant's last known address, and will include the specific reason or reasons for the denial, a specific reference or references to pertinent Plan provisions on which the denial is based, a description of any additional material or information for the claimant to perfect the claim, which will indicate why such material or information is needed, and an explanation of the Plan's claims review procedure. If the claimant wishes to appeal the claim's denial, the claimant or a duly authorized representative will file a written request with the Committee for a review. This request must be made by the claimant within sixty (60) days after receiving notice of the claim's denial. The claimant or representative may review pertinent documents relating to the claim and its denial, may submit issues and comments in writing to the Committee and may request a hearing. Within sixty
         (60) days after receipt of such a request for review, the Committee shall reconsider the claim, and if the claimant shall have so requested, shall afford the claimant or his representative a hearing before the Committee and make a decision on the merits of the claim. If circumstances require an extension of time for processing the claim, the sixty (60) day period may be extended but in no event more than one hundred and twenty
         (120) days after the receipt of a request for review. The decision on review will be in writing and include specific reasons and references to the pertinent Plan provisions on which the decision is based.

                                  ARTICLE 12
                       Funding Policy and Contributions

12.01 Employer Contributions - The Employer intends to make contributions to fund this Plan at such times and in such amounts as the Actuary shall certify to the Employer as being no less than the amounts required to be contributed under Section 412 of the Code. Any actuarial gains arising under the Plan shall be used to reduce future Employer contributions to the Plan and shall not be applied to increase retirement benefits with respect to remaining Participants.

12.02 Participant Contributions - Participant contributions to the Fund are not permitted.

12.03 Contingent Nature of Contributions - Unless the Employer notifies the Committee and the Funding Agent in writing to the contrary, all contributions made to this Plan are conditioned upon their deductibility under Section 404 of the Code.

                                  ARTICLE 13
                 Amendment, Termination and Merger of the Plan

13.01 Right to Amend the Plan - The Employer reserves the right to modify, alter or amend this Plan from time to time to any extent that it may deem advisable including, but without limiting the generality of the foregoing, any amendment deemed necessary to ensure the continued qualification of the Plan under Section 401 of the Code or the appropriate provisions of any subsequent revenue law. No such amendment shall increase the duties or responsibilities of a Funding Agent without its consent thereto in writing. No such amendment shall have the effect of reinvesting in the Employer the whole or any part of the principal or income of the Fund or to allow any portion of the principal or income of the Fund to be used for any purposes other than for the exclusive benefit of Participants or Beneficiaries at any time prior to the satisfaction of all the liabilities under the Plan with respect to such persons. No amendment shall (a) reduce a Participant's Accrued Benefit on the effective date of the Plan amendment, (b) eliminate or reduce an early retirement benefit, retirement-type subsidy or an optional form of benefit under the Plan with respect to the Participant's Accrued Benefit on the date of the amendment, or (c) reduce a retired Participant's retirement benefit as of the effective date of the amendment.

13.02 Right to Terminate the Plan - The Employer shall have the right to terminate this Plan at any time. In the event of such termination all affected Participants shall be vested as provided in Section 7.04.

13.03 Allocation of Assets and Surplus - In the event the Plan shall be terminated as provided in Section 13.02 above, the then present value of retirement benefits vested in each Participant shall be determined as of the discontinuance date, and the assets then held by the Funding Agents as reserves for benefits for Participants, Joint Annuitants or Beneficiaries under this Plan shall, subject to any necessary approval by the Pension Benefit Guaranty Corporation, be allocated, to the extent that they shall be sufficient, after providing for expenses of administration, in the order of precedence provided for under Section 4044 of ERISA, as modified by the provisions of IRS regulations 1.414(l)-l (f) or (h) if a special schedule of benefits (as defined in such regulations) is in effect as a result of a plan merger within the five year period prior to the date of termination. The retirement benefits for which funds have been allocated in accordance with Section 4044 of ERISA shall be provided through the continuance of the existing Fund arrangements or through a new instrument entered into for that purpose and shall be paid either in a lump sum or in equal monthly installments through the purchase of a nontransferable annuity contract(s). After all liabilities of the Plan have been satisfied with respect to all Participants so affected by the Plan's termination, the Employer shall be entitled to any balance of Plan assets which shall remain.

13.04 Plan Mergers, Consolidations and Transfers - The Plan shall not be automatically terminated by the Employer's acquisition by or merger into any other company, trade or business, but the Plan shall be continued after such merger provided the successor employer agrees to continue the Plan with respect to affected Participants herein. All rights to amend, modify, suspend or terminate the Plan with respect to Participants of the Employer shall be transferred to the successor employer, effective as of the date of the merger or acquisition. The merger or consolidation with, or transfer of the allocable portion of the assets and liabilities of the Fund to any other qualified retirement plan trust shall be permitted only if the benefit each Plan Participant would receive, if the Plan were terminated immediately after such merger or consolidation, or transfer of the allocable portion of the assets and liabilities, would be at least as great as the benefit he would have received had this Plan been terminated immediately before the date of merger, consolidation or transfer.

13.05 Amendment of Vesting Schedule - If the vesting provisions of this Plan are amended, including an amendment caused by the expiration of top-heavy status under the terms of Article 14, Participants with three (3) or more Years of Service, whether or not consecutive, at the later of the date the amendment is adopted or becomes effective, shall automatically be vested, from that point forward, in the greater of the amount vested under the vesting schedule as amended or the amount vested under the vesting schedule prior to amendment.

                                  ARTICLE 14
                           Top-Heavy Plan Provisions

14.01 General Rule - For any Plan Year for which this Plan is a "Top-Heavy Plan" as defined in Section 14.06 below this Plan shall be subject to the provisions of this Article 14.

14.02 Vesting Provision - Each Participant who has completed an Hour of Service during the Plan Year in which the Plan is top-heavy and has completed the number of Years of Vesting Service specified in the following table, shall have a vested right to the percentage of his Accrued Benefit under this Plan, correspondingly shown in the following table:


         ----------------------------------------------------------------------

                                                        Percentage of
         Years of Vesting Service                      Accrued Benefit
         ----------------------------------------------------------------------

         Less than 2 years                                    0%
         2                                                   20%
         3                                                   40%
         4                                                   60%
         5 or more                                          100%
         ----------------------------------------------------------------------


         Each Participant's Deferred Vested Benefit shall not be less than his vested Accrued Benefit determined as of the last day of the last Plan Year in which the Plan was not a Top-Heavy Plan. If the Plan ceases to be a Top-Heavy Plan, an Employee with three or more Years of Service shall have his Deferred Vested Benefit determined either in accordance with this Section 14.02 or Section 7.03, as provided in
         Section 13.05.

14.03 Minimum Benefit Provision - If the Plan is a Top-Heavy Plan in any Plan Year, each Participant who is a Non-Key Employee shall, as of the end of that Plan Year, be entitled to an Accrued Benefit that is at least equal to the Applicable Percentage of the Participant's Average Compensation for Years in the Testing Period. For purposes of this Section:

         (a) "Applicable Percentage" shall mean the lesser of two (2) percent multiplied by Years of Service of the Participant, or twenty (20) percent;

         (b) "Average Compensation for Years in the Testing Period" shall mean average annual earnings for that period of five (5) consecutive years that produces the highest average. In determining consecutive years, any year not included as a Year of Service under the provisions of Article 2 shall be ignored. In calculating Average Compensation for Years in the Testing Period, the amount of compensation taken into account for each year shall not exceed the dollar limitation contained in Section 401(a)(17) of the Code in effect at the beginning of the year.

14.04 Change in 415(e) Limits - If the Plan is a Top-Heavy Plan the combined plan limit of Section 415(e) of the Code shall be applied by substituting "1.0" for "1.25" in Code Sections 415(e)(2)(b) and 415(e)(3)(b). The first sentence of this Section 14.04 will not apply if the Plan is not a Super Top-Heavy Plan, as defined in Section 14.06, and if the Accrued Benefit of each Participant would meet the requirements of Section 14.03 if the Applicable Percentage under that Section were the lesser of (a) or (b) where:

         (a)      is three (3) percent multiplied by Years of Service

         (b) is twenty (20) percent increased by one (1) percent for each year the Plan was subject to the change in 415(e) limits under this Section 14.04, but not to more than 30 percent.

14.05 Coordination with Other Plans - In the event that another defined contribution or defined benefit plan maintained by the Employer or an Affiliated Employer provides contributions or benefits on behalf of Participants in this Plan, such other plan shall be treated as part of this Plan pursuant to applicable principles (such as Rev. Rul. 81-202 or any successor ruling) in determining whether this Plan satisfies the requirements of Sections 14.02 and 14.03. Such determination shall be made upon the advice of counsel by the Committee.

14.06 Top-Heavy and Super Top-Heavy Plan Definition - This Plan shall be a "Top-Heavy Plan" for any Plan Year if, as of the determination date (as defined in subsection 14.06(a)) the present value of the cumulative

         Accrued Benefits under the Plan for Participants (including former Participants) who are Key Employees (as defined in Section 14.07) exceeds sixty (60) percent of the present value of the cumulative Accrued Benefits under the Plan for all Participants, excluding former Key Employees, or if this Plan is required to be in an aggregation group (as defined in Section 14.06(c)) which for such Plan Year is a top-heavy group (as defined in Section 14.06(d)). This Plan shall be a "Super Top-Heavy Plan" for any Plan Year if it meets the above definition after substituting "ninety (90) percent" for "sixty (60) percent." For purposes of this Section:

         (a) "Determination date" means for any Plan Year the last day of the immediately preceding Plan Year (Except that for the first Plan Year of this Plan the determination date means the last day of such Plan Year.)

         (b) The present value shall be determined as of the most recent valuation date that is within the twelve (12)-month period ending on the determination date and as described in the regulations under the Code. Present values for purposes of determining whether this Plan is a Top-Heavy Plan shall be based on the following interest and mortality rates:

                  (1)      Interest Rate: 5%

                  (2)      Mortality Rate - 1983 Group Annuity Table for Males

         (c) "Aggregation group" means the group of plans, if any, that includes both the group of plans that are required to be aggregated and the group of plans that are permitted to be aggregated.

                  (1) The group of plans that are required to be aggregated (the "required aggregation group") includes:

                           (A) Each plan of an Affiliated Employer in which a Key Employee is a participant, including collectively bargained plans.

                           (B) Each other plan which enables a plan in which a Key Employee is a participant to meet the requirements of the Code prohibiting discrimination as to contributions or benefits in favor of employees who are officers, shareholders or the highly compensated or prescribing the minimum participation standards.

                  (2) The group of plans that are permitted to be aggregated (the "permissive aggregation group,") includes the required aggregation group plus one or more plans of an Affiliated Employer that is not part of the required aggregation group and that the Committee certifies as constituting a plan within the permissive aggregation group. Such plan or plans may be added to the permissive aggregation group only if, after the addition, the aggregation group as a whole continues not to discriminate as to contributions or benefits in favor of officers, shareholders or the highly-compensated and continues to meet the minimum participation standards under the Code.

         (d) "Top-heavy group" means the aggregation group, if as of the applicable determination date, the sum of the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans included in the aggregation group plus the aggregate of the accounts of key employees under all defined contribution plans included in the aggregation group exceeds sixty percent (60%) of the sum of the present value of the cumulative accrued benefits for all Employees, excluding former Key Employees, under all such defined benefit plans plus the aggregate accounts for all Employees, excluding former Key Employees, under such defined contribution plans. If the aggregation group that is a top-heavy group is a required aggregation group, each plan in the group will be top heavy. If the aggregation group that is a top-heavy group is a permissive aggregation group, only those plans that are part of the required aggregation group will be treated as top-heavy. If the aggregation group is not a top-heavy group, no plan within such group will be top-heavy.

         (e) In determining whether this Plan constitutes a "Top-Heavy Plan", the Committee (or its agent) shall make the following adjustments in connection therewith:

                  (1) When more than one plan is aggregated, the Committee shall determine separately for each plan as of each plan's determination date the present value of the accrued benefits or account balance. The results shall then be aggregated by adding the results of each plan as of the determination dates for such plans that fall within the same calendar year.

                  (2) In determining the present value of the cumulative accrued benefit or the amount of the account of any Employee, such present value or account shall include the amount in dollar value of the aggregate distributions made to such Employee under the applicable plan during the five-year period ending on the determination date, unless reflected in the value of the accrued benefit or account balance as of the most recent valuation date. Such amounts shall include distributions to Employees which represented the entire amount credited to their accounts under the applicable plan.

                  (3) Further, in making such determination, such present value or such account shall include any rollover contribution (or similar transfer), as follows:

                           (A) If the rollover contribution (or similar transfer) is initiated by the employee and made to or from a plan maintained by another employer, the plan providing the distribution shall include such distribution in the present value or such account; the plan accepting the distribution shall not include such distribution in the present value or such account unless the plan accepted it before December 31, 1983.

                           (B) If the rollover contribution (or similar transfer) is not initiated by the employee or made from a plan maintained by another employer, the plan accepting the distribution shall include such distribution in the present value or such account, whether the plan accepted the distribution before or after December 31, 1983; the plan making the distribution shall not include the distribution in the present value or such account.

                  (4) Further, in making such determination, in any case where an individual is a "non-key employee," as defined in Section 14.08 with respect to an applicable plan, but was a "key employee", as defined in Section 14.07, with respect to such plan for any prior plan year, any accrued benefit and any account of such employee shall be altogether disregarded. For this purpose, to the extent that a key employee is deemed to be a key employee if he met the definition of key employee within any of the four preceding plan years, this provision shall apply following the end of such period of time.

14.07 Key Employee - The term "Key Employee" means any Employee or former Employee under this Plan who, at any time during the Plan Year containing the determination date or during any of the four preceding Plan Years, is or was one of the following:

         (a) An officer of the Employer having annual compensation greater than fifty percent (50%) of the amount in effect under Section 415(b)(1)(A) of the Code for such Plan Year. Whether an individual is an officer shall be determined by the Committee on the basis of all the facts and circumstances, such as an individual's authority, duties and term of office, not on the mere fact that the individual has the title of an officer. For any such Plan Year, there shall be treated as officers no more than the lesser of:

                  (1)    50 Employees, or

                  (2) the greater of three Employees or 10 percent of the Employees.

                  For this purpose, the highest paid officers shall be selected.

         (b) One of the ten Employees owning (or considered as owning, within the meaning of the constructive ownership rules of the Code) the largest interests in an Affiliated Employer. An Employee who has some ownership interest is considered to be one of the top ten owners unless at least ten other Employees own a greater interest than the Employee. However, an Employee will not be considered a top ten owner for a plan year if the Employee earns less than the amount in effect under Code Section 415(c)(1)(A) as in effect for the calendar year in which the determination date falls.

         (c) Any person who owns (or is considered as owning within the meaning of the constructive ownership rules of the Code) more than five percent of the outstanding stock of an Affiliated Employer or stock possessing more than five percent of the combined total voting power of all stock of the employer.

         (d) A one percent owner of an Affiliated Employer having an annual compensation from the Employer of more than $150,000, and possessing more than five percent of the combined total voting power of all stock of an Affiliated Employer. For purposes of this section, compensation means compensation as defined in Section 415 of the Code.

         For purposes of parts (a), (b), (c) and (d) of this definition, a Beneficiary of a Key Employee shall be treated as a Key Employee. For purposes of parts (c) and (d), each Affiliated Employer is treated separately in determining ownership percentages; but, in determining the amount of compensation, each Affiliated Employer is taken into account.

14.08 Non-Key Employee - The term "Non-Key Employee" means any Participant who is not a Key Employee.

14.09 Collective Bargaining Rules - The provisions of Sections 14.02, 14.03 and 14.04 do not apply with respect to any Employee included in a unit of Employees covered by a collective bargaining agreement unless the application of such sections has been agreed upon with the collective bargaining agent.

                                  ARTICLE 15
                                 Miscellaneous


15.01 Limitation on Distributions - Notwithstanding any provision of this Plan regarding payment to Beneficiaries or Participants, or any other person, the Committee may withhold payment to any person if the Committee determines that such payment may expose the Plan to conflicting claims for payment. As a condition for any payments, the Committee may require such consent, representations, releases, waivers or other information as it deems appropriate. The Committee may, in its discretion, comply with the terms of any judgment or other judicial decree, order, settlement or agreement including, but not limited to, a Qualified Domestic Relations Order as defined in Code Section 414(p).

15.02 Limitation on Reversion of Contributions - Except as provided in subsections (a) through (c) below, Employer contributions made under the Plan will be held for the exclusive benefit of Participants, Joint Annuitants or Beneficiaries and may not revert to the Employer.

         (a) A contribution made by the Employer under a mistake of fact may be returned to the Employer within one (1) year after it is contributed to the Plan, to the extent that it exceeds the amount which would have been contributed, absent the mistake in fact.

         (b) A contribution conditioned on the Plan's initial qualification under Sections 401(a) and 501(a) of the Code may be returned to the Employer, if the Plan does not qualify, within one (1) year after the date the Plan is denied qualification.

         (c)      A contribution conditioned upon its deductibility under
                  Section 404 of the Code, may be returned, to the extent the deduction is disallowed, to the Employer within one (1) year after the disallowance.

         Earnings attributable to amounts which may be returned to the Employer pursuant to this Section may not be distributed, but, in the event that there are losses attributable to such amounts, the amount returned to the Employer shall be reduced by the amount of such losses.

15.03 Voluntary Plan - The Plan is purely voluntary on the part of the Employer and neither the establishment of the Plan nor any Plan amendment nor the creation of any fund or account, nor the payment of any benefits will be construed as giving any Employee or any person legal or equitable right against the Employer, any trustee or other Funding Agent, or the Committee unless specifically provided for in this Plan or conferred by affirmative action of the Committee or the Employer according to the terms and provisions of this Plan. Such actions will not be construed as giving any Employee or Participant the right to be retained in the service of the Employer. All Employees and/or Participants will remain subject to discharge to the same extent as though this Plan had not been established.

15.04 Nonalienation of Benefits - Participants and Beneficiaries are entitled to all the benefits specifically set out under the terms of the Plan, but neither those benefits nor any of the property rights in the Plan are assignable or distributable to any creditor or other claimant of a Participant or Beneficiary. A Participant will not have the right to anticipate, assign, pledge, accelerate, or in any way dispose of or encumber any of the monies or benefits or other property that may be payable or become payable to such Participant or his Beneficiary provided, however, the Committee shall recognize and comply with a valid Qualified Domestic Relations Order as defined in Code Section 414(p).

15.05 Inability to Receive Benefits - If the Committee receives evidence that a person entitled to receive any payment under the Plan is physically or mentally incompetent to receive payment and to give a valid release, and another person or any institution is maintaining or has custody of such person, and no guardian, committee, or other representative of the estate of such person has been duly appointed by a court of competent jurisdiction, then any distribution made under the Plan may be made to such other person or institution. The release of such other person or institution will be a valid and complete discharge for the payment of such distribution.

15.06 Missing Persons - If the Committee is unable, after reasonable and diligent effort, to locate a Participant, Joint Annuitant, or Beneficiary where no contingent Beneficiary is provided under the Plan, who is entitled to a distribution under the Plan, the distribution due such person will be forfeited after five (5) years. If, however, such a person later files a claim for such benefit, it will be reinstated without any interest earned thereon. In the event that a distribution is due to a Beneficiary where a contingent Beneficiary is provided under the Plan (including the situation in which the contingent Beneficiary is the Participant's estate), and the Committee is unable, after reasonable and diligent effort, to locate the Beneficiary, the benefit shall be payable to the contingent Beneficiary, and such non-locatable Beneficiary shall have no further claim or interest hereunder. Notification by certified or registered mail to the last known address of the Participant or Beneficiary will be deemed a reasonable and diligent effort to locate such person.

15.07 Limitation of Third Party Rights - Nothing expressed or implied in the Plan is intended or will be construed to confer upon or give to any person, firm, or association other than the Employer, the Participants or Beneficiaries, and their successors in interest, any right, remedy, or claim under or by reason of this Plan except pursuant to a Qualified Domestic Relations Order as defined in Code
         Section 414(p).

15.08 Invalid Provisions - In case any provision of this Plan is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan. The Plan will be construed and enforced as if the illegal and invalid provisions had never been included.

15.09 One Plan - This Plan may be executed in any number of counterparts, each of which will be deemed an original and the counterparts will constitute one and the same instrument and may be sufficiently evidenced by any one counterpart.

15.10 Use and Form of Words - Whenever any words are used herein in the masculine gender, they will be construed as though they were also used in the feminine gender in all cases where that gender would apply, and vice versa. Whenever any words are used herein in the singular form, they will be construed as though they were also used in the plural form in all cases where the plural form would apply, and vice versa.

15.11 Headings - Headings to Articles and Sections are inserted solely for convenience and reference, and in the case of any conflict, the text, rather than the headings, shall control.

15.12 Governing Law - The Plan will be governed by and construed according to the Federal laws governing employee benefit plans qualified under the Code and according to the laws of the state of Delaware where such laws are not in conflict with the Federal laws.

IN WITNESS WHEREOF, the Formica Corporation has adopted this Plan effective as of January 1, 1996.




                                              By:______________________________

ATTEST:                                    Title:______________________________
By___________________________

    Title:_______________________                     Date:____________________

                 FORMICA CORPORATION EMPLOYEE RETIREMENT PLAN
                                  APPENDIX A


A.01 For purposes of determining the amount of any optional form of retirement income payable, the following interest rate and mortality rates shall be used:

         Interest rate:    6 1/2% per year, compounded annually

         Mortality         rates: 1971 TPF&C Forecast Mortality Table on a
                           unisex basis with Employee ages set back one year and Joint Annuitant ages set back five years,

         unless otherwise provided in this Appendix A.

A.02 If benefits become payable to a Participant as of a date prior to his Normal Retirement Date, such Participant's Accrued Benefit shall be reduced as follows:

         (a) For Participants the sum of whose age and Service (in whole years) is at least 65 and who have completed less than 20 Years of Service, a reduction at a rate of 0.25% for each full month that his Benefit Commencement Date precedes attainment of age 65, unless the employee was hired after the attainment of age 60, in which case the reduction will be based on each full month his Benefit Commencement Date precedes his Normal Retirement Age.

         (b) For Participants with at least 20 Years of Service at retirement, a reduction at a rate of 0.25% for each full month his Benefit Commencement Date precedes the attainment of age 62.

         (c) No reduction shall be made for Participants who retire on or after age 62 with 20 or more Years of Service.

         (d) For Participants the sum of whose age and Service (in whole years) is less than 65, an actuarial reduction in accordance with Section A.01 above.


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



A.03 For purposes of Section 6.01(a), Actuarial Equivalent shall mean the lesser of the adjusted benefit as determined in A.01 or in accordance with the 1983 Group Annuity Table for Males mortality table with 5% annual interest.

A.04 Notwithstanding the above, for purposes of Section 9.02, Actuarial Equivalent shall be calculated using the interest rate which would be used, as of the beginning of the Plan Year in which distribution occurs, by the Pension Benefit Guaranty Corporation in determining the present value of a lump sum distribution on plan termination.

                               FIRST AMENDMENT
                                      TO
                 FORMICA CORPORATION EMPLOYEE RETIREMENT PLAN


                  WHEREAS, Formica Corporation (the "Sponsor") adopted the Formica Corporation Employee Retirement Plan (the "Plan"), most recently amended and restated effective January 1, 1996; and

                  WHEREAS, the Sponsor desires to amend the Plan;

                  NOW, THEREFORE, the Sponsor amends the Plan as follows:

                  1. Section 1.16 of the Plan is amended by the addition of the following to the end thereof, effective January 1, 1996:

                  For purposes of the Plan, (i) prior to 1994, an Employee's Compensation for any Plan Year shall not be deemed to exceed $200,000 or such greater amount as may be permitted for such Plan Year under section 401(a)(17) of the Code and (ii) after 1993, an Employee's Compensation for any Plan Year shall not be deemed to exceed $150,000 or such greater amount as may be permitted for such Plan Year under section 401(a)(17) of the Code. For Plan Years beginning prior to January 1, 1997, in determining the Compensation of a Participant for purposes of the foregoing limitation, the rules of section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal decedents of the Participant who have not attained age 19 before the close of the Plan Year. If, as a result of the application of such rules, either of the foregoing limitations is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this paragraph prior to the application of the limitation.

                  2. The last paragraph of Section 1.22 of the Plan is amended and restated to read as follows, effective January 1, 1996:

                  For purposes of the Plan, (i) prior to 1994, an Employee's Earnings for any Plan Year shall not be deemed to exceed $200,000 or such greater amount as may be permitted for such Plan Year under section 401(a)(17) of the Code and (ii) after 1993, an Employee's Earnings for any Plan Year shall not be deemed to exceed $150,000 or such greater amount as may be permitted for such Plan Year under section 401(a)(17) of the Code. For Plan Years beginning prior to January 1, 1997, in determining the Earnings of a Participant for purposes of the foregoing limitation, the rules of section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal decedents of the Participant who have not attained age 19 before the close of the Plan Year. If, as a result of the application of such rules, either of the foregoing limitations is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's Earnings as determined under this paragraph prior to the application of the limitation.

                  3. Section 1.24 of the Plan is amended and restated to read as follows, effective January 1, 1996:

                  "Eligible Employee" shall mean an Employee who is employed by an Employer and who works in the United States of America but does not include a person whose terms and conditions of employment are the subject of a collective bargaining agreement between an Employer and a collective bargaining agent unless and until participation in the Plan shall have been negotiated for and agreed to in writing by the representatives of such Employer and the collective bargaining agent.

                  The term "Eligible Employee" shall not include the following: (1) a Leased Employee; (2) an Employee who is newly employed by the Employer on or after April 21, 1992 at the Employer's Evendale, Ohio plant and whose terms and conditions of employment are subject to a collective bargaining agreement between the Employer and a collective bargaining agent; (3) an Employee who is accruing benefits under any other pension plans sponsored by an Affiliated Employer, including any such plans sponsored in the United States or in any other country; or (4) an Employee who is newly employed by the Employer on or after September 16, 1997 at the Employer?s Sierra, California plant and whose terms and conditions of employment are subject to a collective bargaining agreement between the Employer and a collective bargaining agent.

                  4. Section 1.35 of the Plan is amended and restated to read as follows, effective January 1, 1996:

                  "Leased Employee" means any person who performs services for the Employer (the "recipient") (other than an employee of the recipient) pursuant to an agreement between the recipient and any other person (the "leasing organization") on a substantially full-time basis for a period of at least one year, provided that (i) effective prior to January 1, 1997, such services are of a type historically performed, in the business field of the recipient, by employees or (ii) effective January 1, 1997, such services are performed under the primary direction and control of the recipient. An "excludable leased employee" means any leased employee of the recipient who is covered by a money purchase pension plan maintained by the leasing organization which provides for (i) a nonintegrated employer contribution on behalf of each participant in the plan equal to at least ten percent of compensation, (ii) full and immediate vesting, and (iii) immediate participation by employees of the leasing organization (other than employees who perform substantially all of their services for the leasing organization or whose compensation from the leasing organization in each plan year during the four-year period ending with the plan year is less than $1,000); provided, however, that leased employees do not constitute more than 20 percent of the recipient's nonhighly compensated work force. For purposes of this Section 1.35, contributions or benefits provided to a leased employee by the leasing organization that are attributable to services performed for the recipient shall be treated as provided by the recipient.

                  5. Section 2.04(b) of the Plan is amended and restated to read as follows, effective January 1, 1996:

                 (b) he close of the first period of five (5) consecutive One-Year Breaks in Service following the date distribution is made to the Participant.

                  6. The chart contained in Section 5.01(c) of the Plan shall be replaced with the following chart, effective January 1, 1998:

                  -------------------------------------------------------------
                                    Monthly Benefit Per Year of
                         Benefit Accrual Service While a Union Participant
                  -------------------------------------------------------------
                  Plan Year of
                  Participant's
                  Severance From
                  Service Date                Participant's Pay Level
                  -------------------------------------------------------------
                                        H-1, H-2,
                                        H-3, H-4, Warehouse &       H-5, H-6 &
                                        Service Employees           Maintenance
                  -------------------------------------------------------------
                  Prior to 1998              $17.50                    $19.50
                  -------------------------------------------------------------
                  1998 - 2000                 18.50                     20.50
                  -------------------------------------------------------------
                  2001                        19.50                     21.50
                  -------------------------------------------------------------
                  2002                        20.50                     22.50
                  -------------------------------------------------------------

                  7. Section 6.01(f) of the Plan is amended and restated to read as follows, effective January 1, 1996:

                 (f) Average Compensation - To calculate average compensation or an Employee's high 3 years of service, compensation shall be the Employee's Compensation as defined in
                       Section 1.16 and the 3 years average shall be calculated using consecutive calendar years.

                  8. Section 9.04(c) of the Plan is amended and restated to read as follows, effective January 1, 1996:

                 (c) If a Participant is married, an election of a form of benefit other than the Qualified Joint and Survivor Annuity will require the written consent of the spouse which written consent must (i) be witnessed by a notary public or a representative of the Plan, (ii) state the specific nonspouse beneficiary (including any class of beneficiaries or contingent beneficiaries) and the particular optional form of benefit, neither of which may be further modified (except back to a Qualified Joint and Survivor Annuity) without subsequent spousal consent (unless expressly permitted by the spouse), and
                       (iii) acknowledge the effect of the election.

                  9. Section 14.06(c)(1)(A) of the Plan is amended and restated to read as follows, effective Janaury 1, 1996:

                 (A) Each plan of an Affiliated Employer in which a Key Employee is a participant or was a participant at any time during the 5-year period ending on the Determination date (regardless of whether the plan has terminated), including collectively bargained plans.

                 10. Section 14.06(e) of the Plan is amended by the addition of the following to the end thereof, effective January 1, 1996:

                 (5) In making such determination, the account balances and accrued benefits of a Participant who has not been credited with at least one hour of service with any employer maintaining the plan at any time during the 5-year period ending on the Determination date will be disregarded.

                 11. Section 14.06(b) of the Plan is amended by the addition of the following to the end thereof, effective January 1, 1996:

                  If an Aggregation group includes two or more defined benefit plans, the actuarial assumptions specified above shall be used with respect to all such plans.

                  12. Section A.04 in the Addendum to the Plan document is amended and restated to read as follows, effective January 1, 1998:

                  Notwithstanding the above, for purposes of Section 9.02, Actuarial Equivalent shall be calculated using the following mortality table and interest rate:

                 (a) Mortality - The applicable mortality table in effect under Section 417(e)(3)(A)(ii)(I) of the Code; and

                 (b) Interest Rate - The annual rate of interest on 30-year Treasury securities for the November preceding the Plan Year in which the distribution is made.


                  IN WITNESS WHEREOF, the Sponsor has executed this instrument
this day of            , 1998.

                                                 FORMICA CORPORATION



                                                 By:___________________________

                                                 Title:________________________












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